UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2011
TORON INC
(Exact name of registrant as specified in its charter)
Nevada	333-165539	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 de La Gauchetiere Street West - 24th Floor, Montreal, Quebec		H3B 4W5
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(514) 448-1508
1207 Royal York Road, Toronto, Ontario, Canada M9A 4B5
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On October 25, 2011, we received a resignation from Tatjana Dujovic-Krivokapic.  Ms. Dujovic-Krivokapic resigned as secretary and treasurer of our company.  Her resignation was not the result of any disagreements with our company regarding its operations, policies, practices or otherwise.

Concurrently with Ms. Dujovic-Krivokapic’s resignation, on October 25, 2011, we appointed Michael Whitehead, our principal officer and director, as treasurer and Ramzan Savji as vice president, secretary and as a member to our board of directors.

Michael Whitehead

Michael Whitehead has been the president, chief executive officer, chief financial officer and the sole director of our company since August 5, 2011.

Since July 2010, Michael Whitehead has been the president, chief executive officer and director of Silver Corp., a privately owned company based in Calgary, Alberta, Canada.  His primary duty and responsibility includes the day to day operations of the company and to seek out strategic opportunities.

From May 2007 to March 2009, Mr. Whitehead was the president, chief executive officer and directors of Copper One Inc. (formerly, Continent Resources Inc.), a mineral exploration company based in Vancouver, British Columbia, Canada.  As officer and director of the company, his responsibilities included securing acquisitions and other joint ventures in order to increase shareholder value.

From May 2006, Michael Whitehead was the president, chief executive officer and director of Vital Resources Corp. (formerly, Fulcrum Resources Inc.), an exploration company based in Montreal, Quebec, Canada.  His duties as officer and director of the company included the administration of the company, financings, and building the company through acquisitions.  Mr. Whitehead resigned as the company’s officer but remains as a member to the company’s board of directors.

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We appointed Mr. Whitehead as our officer and director due to his mining experience and his knowledge of publicly listed companies.

Ramzan Savji

In August 2000, Mr. Savji incorporated and founded Telecommunications Supply Line Ltd., a telecommunications installation and networking material supplier in Kenya, wherein he continues to be the Managing Director of the company on a day-to-day basis.

Ramzan Savji has more than 30 years of experience in the banking and business sector. He has studied Banking and Business Administration in Germany and was employed with the Deutsche Bank A.G., Munich, Germany in their letters of credit department from June 1971 to August 1974.  He then became the Area Representative for Societe Generale, the French & International Bank from May 1988 to April 1995. He covered Kenya, Uganda, Tanzania, Rwanda, Burundi and Malawi. He was responsible for building up and enhancing correspondent banking relationships between Societe Generale and the banks domiciled in the above countries.  He was also responsible for lobbying and promoting business for the French companies and arranging short, medium and long term lines of credit for project financing for both, the Public Sector as well the Private Sector

From December 1993 to December 1996, Mr. Savji was also a Member of the Board of Governors of the Aga Khan Hospital in Nairobi, Kenya

We appointed Mr. Savji as our officer and director due to his financial background and contacts with banking institutions and connections in East Africa.

Our board of directors now consists of Michael Whitehead and Ramzan Savji.  There have been no transactions between our company, neither Mr. Whitehead nor Mr. Ramzan since the company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORON INC.
/s/ MICHAEL WHITEHEAD
Michael Whitehead
President and Director

Date:	October 31, 2011